UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2019
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ASTEA INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
240 Gibraltar Road, Horsham, Pennsylvania 19044 (Address of principal executive offices, including zip code) (215) 682-2500 (Registrant's telephone number, including area code) Not Applicable

(Former Name or Former Address, if Changed Since Last Report): Not Applicable
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ATEA	OTCQB

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (defined below), on December 10, 2019, Astea International Inc. (“we,” “us,” “our” or the “Company”) is repaying in full all outstanding amounts under its Business Financing Agreement, dated as of August 11, 2017, by and among the Company and/or its applicable subsidiary, and Western Alliance Bank, (the “Credit Agreement”), and terminating the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2019, IFS Americas, Inc., a Delaware corporation (“Parent”) completed its previously announced acquisition of the Company pursuant to the Agreement and Plan of Merger, dated October 7, 2019, entered into among the Company, Parent and IFS Amber, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) (the “Merger Agreement”). Pursuant to the Merger Agreement, Parent acquired the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving entity following the merger and as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) (other than (i) shares held in treasury by the Company, and (ii) shares held by Parent, Merger Sub or their respective Affiliates (as defined in the Merger Agreement), or by any Subsidiary of the Company) were cancelled and converted into the right to receive an amount in cash equal to $12.00 per share, without interest (the “Merger Consideration”) and subject to any required tax withholding. Parent also paid approximately $3.3 million of the Company’s transaction related expenses, including $175,000 in transaction bonuses.

At the Effective Time, each option to purchase shares of Common Stock outstanding immediately prior to the Effective Time, regardless of whether then vested or unvested, was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Common Stock subject to such option, multiplied by (y) the excess, if any, of the Merger Consideration over the applicable per-share exercise price of such option, less applicable withholding taxes.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2019.

The Merger Agreement has been incorporated by reference as an exhibit to this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, FINRA has informed the Company that the Merger has been announced to and effected in the OTC marketplace and the Company’s Common Stock will no longer be quoted on the OTCQB marketplace of the OTC Markets Group, Inc. The Company intends to file a Form 15 with the SEC to terminate the registration of the Company Common Stock under the Exchange Act and to suspend the Company’s reporting obligations under the Exchange Act with respect to the Company’s Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and the Company became a wholly-owned subsidiary of Parent. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, (i) all of the members of the board of directors of the Company immediately prior to the Effective Time ceased to be directors of the Company at the Effective Time and (ii) each of Zach Bergreen and Fredric (“Rick”) Etskovitz ceased to be officers of the Company at the Effective Time. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be as set forth in the form attached hereto as Exhibit 3.1. As of the Effective Time, the Bylaws of the Merger Sub that were in effect immediately before the Effective Time became the Bylaws of the Company, in the form attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

On December 10, 2019 the Company and Parent issued a press release announcing the completion of the Merger. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger among Astea International Inc., IFS Americas, Inc., and IFS Amber, Inc., dated October 7, 2019, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2019
3.1	Amended and Restated Certificate of Incorporation of Astea International Inc.
3.2	Bylaws of Astea International Inc.
99.1	Press Release, dated December 10, 2019, issued by Astea International Inc. and IFS Americas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.

December 10, 2019	By:	/s/ Rick Etskovitz
Rick Etskovitz
Chief Financial Officer